EXHIBIT 31





                                 CERTIFICATIONS

     I, Patti Cooke certify that:

     1.   I have reviewed this Quarterly Report on Form 10-QSB of DuraVest, Inc.

     2. Based on my knowledge, this Quarterly Report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Quarterly Report.

     3. Based on my knowledge, the financial statements and other information included in this Quarterly Report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented on this Quarterly Report.

     4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 15c-14 and 15d-15e for the registrant and I have:

          a) designated such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within these entities, particularly during the period in which this Quarterly Report is being prepared;

          b) evaluated the effectiveness of the registrant's disclosure controls and procedures days prior to the filing date of the Quarterly Report (the "Evaluation Date"); and

          c) disclosed in this Quarterly Report any changes on the registrant's internal control over financial Quarterly Reporting [as defined in Exchange Act Rules 13a-15(f) and 15(d)-15(f)] that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual Report) that has materially affected, or is reasonably likely to materially effect the registrant's control over financial reporting.

     5. I have disclosed, based in our most recent evaluation to the registrant's auditors and the audit committee of the registrant's board of directors (or person performing the equivalent function):

          a) all significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control.

     6. I have indicated in this Quarterly Report whether there was significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


                                      DURAVEST, INC.

Dated:  October 21, 2004              By: /s/ Patti Cooke
                                         -----------------------------------
                                         Patti Cooke, President, Principal
                                         Executive, Financial and Accounting
                                         Officer and Sole Director